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Exhibit 10.1

AMENDMENT NO. 2
TO
AMENDED AND RESTATED U.S. RECEIVABLES PURCHASE AGREEMENT

        THIS AMENDMENT, dated as of April 28, 2004 (this "Amendment"), is among W1 Receivables, L.P., a Texas limited partnership ("Seller"), Weatherford International, Inc., a Delaware corporation, as initial servicer ("Servicer"), Bank One, NA (Main Office Chicago), individually ("Bank One"), Jupiter Securitization Corporation ("Conduit" and, together with Bank One, the "Purchasers"), Bank One, NA (Main Office Chicago), as agent for the Purchasers (the "Agent"), and pertains to that certain Amended and Restated U.S. Receivables Purchase Agreement among the parties (the "Existing Agreement").

PRELIMINARY STATEMENTS

        Seller has requested that the Agent and the Purchasers amend the Existing Agreement as hereinafter provided; and

        The Agent and the Purchasers are willing to agree to such amendments, on the terms and subject to the conditions as hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1.    Defined Terms.    Unless defined elsewhere herein, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Existing Agreement.

        Section 2.    Amendment.    Sections 7.1(a)(i) and (ii) are hereby amended and restated in their entirety to read, respectively, as follows:

          (i)    Annual Reporting. Within 120 days after the close of each of its respective fiscal years, (A) audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for the Bermuda Parent for such fiscal year certified in a manner reasonably satisfactory to the Agent by independent public accountants of recognized national standing, and (B) unaudited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Seller for such fiscal year certified in a manner reasonably satisfactory to the Agent by Seller's vice president-finance, its chief financial officer or other vice president with finance or accounting responsibility.

          (ii)   Quarterly Reporting. Within 60 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, unaudited balance sheets of the Bermuda Parent and Seller as at the close of each such period and unaudited statements of income and retained earnings and a statement of cash flows for the Bermuda Parent and Seller for the period from the beginning of such fiscal year to the end of such quarter, all certified by the Bermuda Parent's or Seller's (as applicable) vice president-finance, its chief financial officer or other vice president with finance or accounting responsibility.

        Section 3.    Representations and Warranties.    In order to induce the Agent and the Purchasers to enter into this Amendment, each of the Seller and the Servicer hereby represents and warrants to the Agent and the Purchasers that (a) the execution and delivery by such Person of this Amendment, and the performance of its obligations hereunder, are within its corporate or limited partnership, as applicable, powers and authority and have been duly authorized by all necessary corporate or limited partnership, as applicable, action on its part, and (b) this Amendment has been duly executed and delivered by such Person and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        Section 4.    Conditions Precedent.    This Amendment shall become effective as of the date first above written upon receipt by the Agent of counterparts of this Amendment duly executed by each of the parties hereto.

        Section 5.    Miscellaneous.

        (a)   THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

        (b)   EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT.

        (c)   EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT.

        (d)   Except as expressly modified hereby, the Existing Agreement and the other Transaction Documents remain unaltered and in full force and effect. Each of the Existing Agreement and other Transaction Documents is hereby ratified and confirmed. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

        (e)   This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

W1 RECEIVABLES, L.P.

BY: W1 GENERAL PARTNER, INC., ITS SOLE GENERAL PARTNER

By: /s/ Burt M. Martin Name: Burt M. Martin Title: President

WEATHERFORD INTERNATIONAL, INC., as Servicer and Performance Guarantor

By: /s/ Burt M. Martin Name: Burt M. Martin Title: Senior Vice President, General Counsel & Secretary

JUPITER SECURITIZATION CORPORATION

By: /s/ Leo V. Loughead Leo V. Loughead, Authorized Signer

BANK ONE, NA (MAIN OFFICE CHICAGO),
AS A FINANCIAL INSTITUTION AND AS AGENT

By: /s/ Leo V. Loughead Leo V. Loughead, Managing Director, Capital Markets

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  Exhibit 10.1
AMENDMENT NO. 2 TO AMENDED AND RESTATED U.S. RECEIVABLES PURCHASE AGREEMENT